EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2015 RESULTS

THIRD-QUARTER REVENUE UP 3.8%; NINE-MONTH REVENUE UP 4.2%

NINE-MONTH REVENUE UP 5.1% WHEN ADJUSTED FOR MIAMI OFFICE SOLD IN 2014

NINE-MONTH EPS $0.68 FROM CONTINUING OPERATIONS; UP 9.7%

NINE-MONTH ADJUSTED EPS $0.70 EXCLUDES SHARE COUNT IMPACT OF CONVERTIBLE NOTES

Cleveland, Ohio (October 28, 2015)—CBIZ, Inc. (NYSE: CBZ) (“Company”) today announced third-quarter and nine-month results for the periods ended September 30, 2015.

For the third quarter ended September 30, 2015, CBIZ reported revenue of $187.1 million, an increase of $6.8 million, or 3.8%, compared with $180.3 million for the third quarter of 2014. When adjusted to exclude revenue from the Miami office, which was sold in the fourth quarter of 2014, revenue in the third quarter increased by 4.7%. Same-unit organic revenue increased by $5.0 million, or 2.8%, for the 2015 third quarter, compared with the same period a year ago. Newly acquired operations, net of divestitures, contributed $1.8 million, or 1.0%, to revenue growth in the 2015 third quarter. Income from continuing operations was $9.6 million, or $0.18 per diluted share, compared with $7.3 million, or $0.14 per diluted share, reported in the third quarter of 2014.

Adjusted EBITDA for the 2015 third quarter was $23.3 million, compared with $21.4 million for the 2014 third quarter. Adjusted EBITDA for the third quarter of 2014 excludes a pre-tax charge of $1.5 million related to the early retirement of the 4.875% Convertible Senior Subordinated Notes (“2010 Notes”).

For the nine-month period ended September 30, 2015, CBIZ reported revenue of $586.0 million, an increase of $23.5 million, or 4.2%, over the $562.5 million recorded for the comparable nine-month period a

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year ago. When adjusted to exclude revenue from the Miami office, revenue for the first nine months increased by 5.1%. Same-unit organic revenue increased by $12.8 million, or 2.3%, for the first nine months of 2015 compared with the same period a year ago. Acquisitions, net of divestitures, contributed $10.7 million, or 1.9%, to revenue growth for the first nine months of 2015. Income from continuing operations was $35.8 million, or $0.68 per diluted share, for the first nine months of 2015, compared with $31.8 million, or $0.62 per diluted share, for the first nine months of 2014.

Adjusted EBITDA was $84.4 million for the nine months ended September 30, 2015, compared with $80.2 million for the 2014 nine-month period. Adjusted EBITDA excludes a pre-tax charge of $0.8 million and $1.5 million related to the early retirement of the 2010 Notes for the nine months of 2015 and 2014, respectively.

Since the beginning of the year, CBIZ announced the completion of two acquisitions and through September 30, 2015, used $15.7 million for acquisition-related payments, including earn-out payments for prior-year acquisitions. In addition, since the beginning of the year, the Company used $35.2 million to repurchase 3.8 million shares of its common stock. The outstanding balance on the Company’s unsecured bank line of credit at September 30, 2015, was $151.0 million, compared with a balance of $107.4 million at December 31, 2014.

Third-quarter results include additional common stock equivalents of approximately 1.6 million in 2015 and 1.7 million in 2014, and nine-month results include additional common stock equivalents of approximately 1.3 million in 2015 and 2.0 million in 2014, due to the accounting related to the 2010 Notes. Normalized to exclude the impact of these share equivalents, fully diluted earnings per share were $0.18 and $0.15 for the third quarters of 2015 and 2014, and $0.70 and $0.64 for the nine months of 2015 and 2014, respectively.

Earlier this month, the Company announced it will settle the remaining $48.4 million of its 2010 Notes in cash. Holders will receive $1,000 in cash for each $1,000 principal amount of Notes. Any premium above par value will also be paid in cash. The conversion value of the Notes will be determined by a cash averaging period that began on October 5, 2015, and runs through October 30, 2015. The Company expects to settle all payments in cash on November 4, 2015.

Steven L. Gerard, CBIZ Chairman and CEO, stated, “We are pleased to report an increase in revenue, earnings and earnings per share as well as improved margins. We have made two acquisitions to date this year, and we continue to have a full pipeline of potential transactions under review. Cash flow continues to be strong. With our $400 million credit facility, we have more than sufficient capacity to pay for the upcoming settlement of the Notes in early November, and continue with our acquisition program and opportunistic share repurchases.

“We are pleased to report that income from continuing operations is up 12.5% for the first nine months this year compared with last year. For the full year 2015, we continue to expect revenue growth in a range of 5% to 7% over 2014, adjusting for the sale of our Miami office. Assuming a constant share count in 2015 compared with 2014, we continue to expect an increase in earnings per share from continuing operations in the range of 12% to 15% over 2014,” concluded Gerard.

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at this link:

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http://dpregister.com/10074507 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without Internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET) October 28 through 5:00 p.m. (ET), October 30, 2015. The toll free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10074507.

Named one of America’s 2015 Best Employers and ranked as the #1 employer in the consulting and accounting industry by Forbes magazine, CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 34 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,
	2015	%	2014 (1)%
Revenue	$187,102	100.0%	$180,269	100.0%
Operating expenses (2)	159,175	85.1%	155,233	86.1%

Gross margin	27,927	14.9%	25,036	13.9%
Corporate general and administrative expenses (3)	8,043	4.3%	8,889	4.9%

Operating income	19,884	10.6%	16,147	9.0%
Other (expense) income:
Interest expense	(1,840)	-1.0%	(3,123)	-1.7%
Gain on sale of operations, net	5	0.0%	17	0.0%
Other expense, net (4) (5)	(1,673)	-0.9%	(1,368)	-0.8%

Total other expense, net	(3,508)	-1.9%	(4,474)	-2.5%
Income from continuing operations before income tax expense	16,376	8.7%	11,673	6.5%
Income tax expense	6,787		4,353

Income from continuing operations	9,589	5.1%	7,320	4.1%
Loss from operations of discontinued businesses, net of tax	(561)		(239)
Gain on disposal of discontinued businesses, net of tax	1,172		607

Net income	$10,200	5.5%	$7,688	4.3%

Diluted earnings per share:
Continuing operations	$0.18		$0.14
Discontinued operations	0.01		0.01

Net income	$0.19		$0.15

Diluted weighted average common shares outstanding	54,445		51,209
Other data from continuing operations:
Adjusted EBIT (6)	$18,211		$14,779
Adjusted EBITDA (6)	$23,328		$21,350

(1)	Certain amounts in the 2014 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes benefits of $3,480 and $639 for the three months ended September 30, 2015 and 2014, respectively, in compensation associated with net losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “Operating expenses” would be $162,655 and $155,872, or 86.9% and 86.5% of revenue, for the three months ended September 30, 2015 and 2014, respectively.
(3)	Includes benefits of $416 and $68 for the three months ended September 30, 2015 and 2014, respectively, in compensation associated with net losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “Corporate general and administrative expenses” would be $8,459 and $8,957, or 4.5% and 5.0% of revenue, for the three months ended September 30, 2015 and 2014, respectively.
(4)	Includes net losses of $3,896 and $707 for the three months ended September 30, 2015 and 2014, respectively, attributable to assets held in the Company’s deferred compensation plan. These net losses do not impact “Income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “Operating expenses” and “Corporate general and administrative expenses.”
(5)	During the three months ended September 30, 2014, CBIZ recorded a non-operating charge of $1,529 from the early retirement of $32.4 million face value of its 4.875% Convertible Senior Notes (“2010 Notes”) that mature on October 1, 2015. Also included in “Other expense, net” for the three months ended September 30, 2015 and 2014, is income of $1,550 and $608, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,117 and $5,042 and a loss of $0 and $1,529 from the early retirement of its 2010 Notes for the three months ended September 30, 2015 and 2014, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles (“GAAP”).

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED SEPTEMBER 30,
	2015	%	2014 (1)%
Revenue	$586,010	100.0%	$562,461	100.0%
Operating expenses (2)	493,156	84.2%	475,488	84.5%

Gross margin	92,854	15.8%	86,973	15.5%
Corporate general and administrative expenses (3)	24,523	4.2%	27,393	4.9%

Operating income	68,331	11.6%	59,580	10.6%
Other (expense) income:
Interest expense	(7,665)	-1.3%	(10,133)	-1.8%
Gain on sale of operations, net	106	0.0%	93	0.0%
Other income, net (4) (5)	60	0.0%	4,543	0.8%

Total other expense, net	(7,499)	-1.3%	(5,497)	-1.0%
Income from continuing operations before income tax expense	60,832	10.3%	54,083	9.6%
Income tax expense	25,055		22,291

Income from continuing operations	35,777	6.1%	31,792	5.7%
Loss from operations of discontinued businesses, net of tax	(1,226)		(814)
Gain on disposal of discontinued businesses, net of tax	1,462		106

Net income	$36,013	6.1%	$31,084	5.5%

Diluted earnings (loss) per share:
Continuing operations	$0.68		$0.62
Discontinued operations	0.01		(0.02)

Net income	$0.69		$0.60

Diluted weighted average common shares outstanding	52,285		51,469
Other data from continuing operations:
Adjusted EBIT (6)	$68,391		$64,123
Adjusted EBITDA (6)	$84,392		$80,212

(1)	Certain amounts in the 2014 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes a benefit of $2,594 and an expense of $1,654 for the nine months ended September 30, 2015 and 2014, respectively, in compensation associated with net losses/gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “Operating expenses” would be $495,750 and $473,834, or 84.6% and 84.2% of revenue, for the nine months ended September 30, 2015 and 2014, respectively.
(3)	Includes a benefit of $363 and and an expense of $278 for the nine months ended September 30, 2015 and 2014, respectively, in compensation associated with net losses/gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “Corporate general and administrative expenses” would be $24,886 and $27,115, or 4.2% and 4.8% of revenue, for the nine months ended September 30, 2015 and 2014, respectively.
(4)	Includes a net loss of $2,957 and a net gain of $1,932 for the nine months ended September 30, 2015 and 2014, respectively, attributable to assets held in the Company’s deferred compensation plan. The net loss/gain does not impact “Income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “Operating expenses” and “Corporate general and administrative expenses.”
(5)	During the nine months ended September 30, 2015 and 2014, CBIZ recorded non-operating charges of $833 and $1,529 from the early retirement of $49.3 million and $32.4 million of its 2010 Notes that mature on October 1, 2015. Also included in “Other expense, net” for the nine months ended September 30, 2015 and 2014 is income of $3,075 and $3,592, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $15,168 and $14,560 and losses of $833 and $1,529 from the early retirement of its 2010 Notes for the nine months ended September 30, 2015 and 2014, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014 (1)	2015	2014 (1)
Revenue
Financial Services	$118,354	$115,931	$378,857	$372,832
Employee Services	61,293	56,891	184,968	167,479
National Practices	7,455	7,447	22,185	22,150

Total	$187,102	$180,269	$586,010	$562,461

Gross Margin
Financial Services	$16,375	$16,944	$65,915	$67,499
Employee Services	10,250	9,697	31,155	28,614
National Practices	811	862	2,291	2,248
Operating expenses - unallocated (2):
Other	(2,989)	(3,106)	(9,101)	(9,734)
Deferred compensation	3,480	639	2,594	(1,654)

Total	$27,927	$25,036	$92,854	$86,973

(1)	Certain amounts in the 2014 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses - unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “Income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “Other expense, net” in the Consolidated Statements of Comprehensive Income. Net losses/gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation benefit/expense in “Operating expenses” and as a net loss/gain in “Other expense, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2015	Per Share	2014 (1)	Per Share
Income from continuing operations	$9,589	$0.18	$7,320	$0.14
Selected non-cash items:
Amortization	3,741	0.07	3,666	0.07
Depreciation (4)	1,376	0.02	1,376	0.03
Non-cash interest on convertible notes	306	0.00	633	0.01
Stock-based compensation	1,408	0.03	1,825	0.04
Adjustment to contingent earnouts	(1,550)	(0.03)	(608)	(0.01)

Non-cash items	5,281	0.09	6,892	0.14

Non-GAAP earnings - Continuing operations	$14,870	$0.27	$14,212	$0.28

	NINE MONTHS ENDED SEPTEMBER 30,
	2015	Per Share	2014 (1)	Per Share
Income from continuing operations	$35,777	$0.68	$31,792	$0.62
Selected non-cash items:
Amortization	10,882	0.21	10,679	0.21
Depreciation (4)	4,286	0.08	3,881	0.08
Non-cash interest on convertible notes	1,434	0.03	2,133	0.04
Stock-based compensation	4,319	0.09	4,812	0.09
Adjustment to contingent earnouts	(3,075)	(0.06)	(3,592)	(0.07)

Non-cash items	17,846	0.35	17,913	0.35

Non-GAAP earnings - Continuing operations	$53,623	$1.03	$49,705	$0.97

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “Income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $0.9 million and $1.4 million for the three months ended September 30, 2015 and 2014, and $6.3 million and $4.0 million for the nine months ended September 30, 2015 and 2014, respectively.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30, 2015	DECEMBER 31, 2014
Cash and cash equivalents	$1,840	$979
Restricted cash	$25,606	$28,293
Accounts receivable, net	$175,755	$143,048
Current assets before funds held for clients	$226,209	$196,479
Funds held for clients - current and non-current	$110,023	$182,847
Goodwill and other intangible assets, net	$528,173	$526,462
Total assets	$952,007	$991,244
Notes payable - current	$—	$760
Current liabilities before client fund obligations	$109,796	$111,232
Client fund obligations	$109,536	$183,936
Bank debt	$151,000	$107,400
Convertible notes - non-current (1)	$49,123	$96,569
Total liabilities	$506,450	$591,399
Treasury stock	$(462,167)	$(425,685)
Total stockholders’ equity	$445,557	$399,845
Debt to equity (2)	44.9%	51.2%
Days sales outstanding (DSO) - continuing operations (3)	85	70
Shares outstanding	52,170	49,487
Basic weighted average common shares outstanding	49,812	48,343
Diluted weighted average common shares outstanding	52,285	51,487

(1)	The 2010 Notes and 2006 Convertible Senior Subordinated Notes (“2006 Notes”) are classified as a non-current liability due to Management’s intention to retire the 2010 Notes and 2006 Notes during the year ended December 31, 2015 with the amounts available under the credit facility.
(2)	Ratio is convertible notes, bank debt and notes payable divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2014 was 86.

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